Exhibit 99.1

Contact:           Joanne Ferrara, Investor Relations
631-773-5813
joanne.ferrara@falconstor.com

FalconStor Software Reports Second Quarter Results
Revenue Increases 18% Sequentially

MELVILLE, N.Y., July 28, 2010—FalconStor Software, Inc. (NASDAQ: FALC), the provider of TOTALLY Open™ data protection solutions, today announced financial results for its second quarter ended June 30, 2010.

Revenues for the second quarter of 2010 were $20.3 million, an increase of 18% over the previous quarter and down 17% compared to the same period a year ago.

GAAP loss from operations for the second quarter of 2010 was $5.1 million, down from $8.5 million in the previous quarter.  GAAP operating income in the second quarter of 2009 was $0.3 million. GAAP net loss for the second quarter of 2010 was $3.4 million, or $0.07 per share, down from $5.5 million, or $0.12 per share, in the first quarter of 2010. GAAP net income in the second quarter of 2009 was $1.3 million, or $0.03 per diluted share.

Non-GAAP loss from operations was $2.8 million in the second quarter of 2010, down from $5.8 million in the previous quarter.  Non-GAAP operating income was $2.6 million in the second quarter of 2009.  Non-GAAP net loss was $1.7 million or $0.04 per share in the second quarter of 2010, down from $3.8 million, or $0.08 per share in the previous quarter.  Non-GAAP net income in the second quarter of 2009 was $2.9 million, or $0.06 per diluted share.

For the six months ended June 30, 2010, revenues were $37.4 million, compared with $45.5 million for the same period a year ago.  GAAP loss from operations for the six month period was $13.6 million compared with a loss of $0.6 million in 2009.  GAAP net loss was $8.9 million, or $0.20 per share, for the six months ended June 30, 2010, compared with net income of $0.4 million, or $0.01 per diluted share, in the same period a year ago.

Non-GAAP loss from operations was $8.6 million for the six months ended June 30, 2010, compared with income from operations of $3.9 million in 2009.  Non-GAAP net loss was $5.5 million, or $0.12 per share, compared with non-GAAP net income of $3.5 million, or $0.08 per diluted share, in the same period a year ago.

The Company closed the quarter with $39.3 million in cash, cash equivalents, and marketable securities.  Deferred revenue at June 30, 2010 was $21.8 million.

"We are pleased with the continuing ramp up of the sales of our branded solutions around the world", said ReiJane Huai, Chairman and Chief Executive Office of FalconStor. "We expect the recently established strategic partnerships with top-tier storage vendors to accelerate the sales of our data deduplication and replication solutions, and boost our brand recognition in the channel. Coupled with ongoing expense-control and operational discipline, we are expecting to continue to enhance our financial performance and to increase shareholder value."

The Company will host a conference call to discuss its financial results on Wednesday, July 28, 2010 at 4:30 p.m. EDT. To participate in the conference call, please dial:

Toll Free: 1-866-225-8754
International: +1-480-629-9692

To view the presentation, please copy and paste the following link into your browser and register for this meeting.  Once you have registered for the meeting, you will receive an email message confirming your registration.

https://falconstor.webex.com/falconstor/j.php?ED=138730177&UID

Meeting: FalconStor Q2 2010 Earnings
Meeting password: q2numbers
Meeting Number: 484 505 125

If you are unable to register via the Internet, please contact Joanne Ferrara, Investor Relations at 631-773-5813 or joanne.ferrara@falconstor.com.

A conference call replay is scheduled to be available beginning July 28, 2010 at 6:30 p.m. EDT through 11:59 p.m. EDT on August 3, 2010. To listen to the replay of the call, dial toll free: 1-800-406-7325 or International: +1-303-590-3030, passcode: 4330476, or visit our website at www.falconstor.com/investors.

Non-GAAP Financial Measures
The non-GAAP financial measures used in this press release are not prepared in accordance with generally accepted accounting principles and may be different from non-GAAP financial measures used by other companies. The Company’s management refers to these non-GAAP financial measures in making operating decisions because they provide meaningful supplemental information regarding the Company’s operating performance. In addition, these non-GAAP financial measures facilitate management’s internal comparisons to the Company’s historical operating results and comparisons to competitors’ operating results. We include these non-GAAP financial measures (which should be viewed as a supplement to, and not a substitute for, their comparable GAAP measures) in this press release because we believe they are useful to investors in allowing for greater transparency into the supplemental information used by management in its financial and operational decision-making. The non-GAAP financial measures exclude noncash stock-based compensation charges for all periods presented. For the second quarter of 2010, the Company applied a non-GAAP effective tax rate it expects to achieve for the remainder of the year of approximately 39%. The Company believes that the use of the non-GAAP tax rate it expects to achieve for the remainder of the year is a more useful measure as it allows management and investors to compare its operating results on a more consistent basis over multiple periods without the impact of significant variations in the tax rate. For a reconciliation of our GAAP and non-GAAP financial results, please refer to our Reconciliation of GAAP to Non-GAAP Financial Measures, which is included in this press release.

About FalconStor
FalconStor Software, Inc. (NASDAQ: FALC) is the market leader in disk-based data protection.  FalconStor delivers proven, comprehensive data protection solutions that facilitate the continuous availability of business-critical data with speed, integrity and simplicity.  The Company’s TOTALLY Open™ technology solutions, built upon the award-winning IPStor® platform, include the industry leading Virtual Tape Library (VTL) with deduplication, Continuous Data Protector (CDP), File-interface Deduplication System (FDS), and Network Storage Server (NSS), each enabled with WAN-optimized replication for disaster recovery and remote office protection, and the HyperFS™ file system. FalconStor products are available as OEM or branded solutions from industry leaders, including Acer, Data Direct Networks, Dynamic Solutions International, EMC, Fujitsu, Hitachi Data Systems, Huawei, Pillar Data Systems, SGI, SeaChange and Spectra Logic and are deployed by thousands of customers worldwide, from small businesses to Fortune 1000 enterprises.

FalconStor is headquartered in Melville, N.Y., with offices throughout Europe and the Asia Pacific region.  FalconStor is an active member of the Storage Networking Industry Association (SNIA).  For more information, visit www.falconstor.com or call 1-866-NOW-FALC (866-669-3252).
# # #

This press release includes forward-looking statements that involve risk and uncertainties that could cause actual results to differ materially from the forward-looking statements. These risks and uncertainties include: delays in product development; market acceptance of FalconStor’s products and services; technological change in the storage and networking industries; competition in the network storage software market; the potential failure of FalconStor’s OEM partners to introduce or to market products incorporating FalconStor’s products; intellectual property issues; and other risk factors discussed in FalconStor’s reports on Forms 10-K, 10-Q and other reports filed with the Securities and Exchange Commission.

FalconStor, FalconStor Software and IPStor are registered trademarks and TOTALLY Open and HyperFS are trademarks of FalconStor Software, Inc., in the U.S. and other countries. All other company and product names contained herein may be trademarks of their respective holders.

Links to websites or pages controlled by parties other than FalconStor are provided for the reader’s convenience and information only.  FalconStor does not incorporate into this release the information found at those links nor does FalconStor represent or warrant that any information found at those links is complete or accurate.  Use of information obtained by following these links is at the reader’s own risk.

FalconStor Software, Inc. and Subsidiaries
CONDENSED CONSOLIDATED BALANCE SHEETS

	June 30, 2010	December 31, 2009
	(unaudited)
Assets
Current assets:
Cash and cash equivalents	$11,909,297	$15,752,528
Marketable securities	26,305,232	24,952,966
Accounts receivable, net	16,547,167	24,948,261
Prepaid expenses and other current assets	1,686,409	1,556,787
Income tax receivable	6,343,510	830,816
Inventory	1,482,495	329,657
Deferred tax assets, net	4,320,773	4,320,773

Total current assets	68,594,883	72,691,788

Property and equipment, net	6,897,489	7,601,727
Long-term marketable securities	1,080,078	1,077,466
Deferred tax assets, net	9,636,565	9,698,859
Other assets, net	2,506,020	2,958,229
Goodwill	4,150,339	4,150,339
Other intangible assets, net	609,930	823,416

Total assets	$93,475,304	$99,001,824

Liabilities and Stockholders' Equity
Current liabilities:
Accounts payable	$1,141,725	$1,570,190
Accrued expenses	7,030,050	8,454,743
Deferred revenue, net	16,451,108	16,570,076

Total current liabilities	24,622,883	26,595,009

Other long-term liabilities	622,016	608,907
Deferred revenue, net	5,375,074	5,644,994

Total liabilities	30,619,973	32,848,910

Commitments and Contingencies

Total stockholders' equity	62,855,331	66,152,914

Total liabilities and stockholders' equity	$93,475,304	$99,001,824

FalconStor Software, Inc. and Subsidiaries
CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
(Unaudited)

	Three Months Ended June 30,		Six Months Ended June 30,
	2010	2009	2010	2009

Revenues :
Product revenues	$12,198,013	$17,604,403	$22,016,210	$31,689,226
Support and services revenues	8,072,696	6,864,217	15,374,154	13,800,479
	20,270,709	24,468,620	37,390,364	45,489,705

Cost of revenues:
Product	2,550,540	637,835	4,059,225	1,160,001
Support and service	3,303,348	3,355,291	6,916,045	6,677,350
Total cost of revenues	5,853,888	3,993,126	10,975,270	7,837,351

Gross profit	$14,416,821	$20,475,494	$26,415,094	$37,652,354

Operating expenses:
Research and development costs	6,638,985	6,709,281	13,765,819	12,979,311
Selling and marketing	10,427,468	11,119,725	21,441,968	20,631,293
General and administrative	2,453,525	2,387,038	4,813,474	4,607,497
Total operating expenses	19,519,978	20,216,044	40,021,261	38,218,101

Operating (loss) income	(5,103,157)	259,450	(13,606,167)	(565,747)

Interest and other income (loss), net	7,499	232,708	(102,441)	(220,705)

(Loss) income before income taxes	(5,095,658)	492,158	(13,708,608)	(786,452)

Benefit from income taxes	(1,720,160)	(774,556)	(4,803,045)	(1,202,205)

Net (loss) income	$(3,375,498)	$1,266,714	$(8,905,563)	$415,753

Basic net (loss) income per share	$(0.07)	$0.03	$(0.20)	$0.01

Diluted net (loss) income per share	$(0.07)	$0.03	$(0.20)	$0.01

Weighted average basic shares outstanding	45,554,849	44,662,246	45,129,802	44,817,599
Weighted average diluted shares outstanding	45,554,849	45,886,221	45,129,802	45,651,066

FalconStor Software, Inc. and Subsidiaries
Reconciliation of GAAP to Non-GAAP Financial Measures
(Unaudited)

	Three Months Ended June 30,		Six Months Ended June 30,
	2010	2009	2010	2009

GAAP (loss) income from operations	$(5,103,157)	$259,450	$(13,606,167)	$(565,747)
Add: non-cash stock option expense (1)	2,270,345	2,315,643	4,972,670	4,470,757
Non-GAAP (loss) income from operations	(2,832,812)	2,575,093	(8,633,497)	3,905,010

GAAP net (loss) income	$(3,375,498)	$1,266,714	$(8,905,563)	$415,753
Add: non-cash stock option expense,net of income taxes (2), (3)	1,652,057	1,583,943	3,406,996	3,038,412
Non-GAAP net (loss) income	(1,723,441)	2,850,657	(5,498,567)	3,454,165

GAAP gross margin – Product	79%	96%	82%	96%
Add: non-cash stock option expense (1)	0%	0%	0%	0%
Non-GAAP gross margin - Product	79%	96%	82%	96%

GAAP gross margin – Support and Service	59%	51%	55%	52%
Add: non-cash stock option expense (1)	4%	6%	4%	5%
Non-GAAP gross margin – Support and Service	63%	57%	59%	57%

GAAP operating margin	(25%)	1%	(36%)	(1%)
Add: non-cash stock option expense (1)	11%	9%	13%	10%
Non-GAAP operating margin	(14%)	11%	(23%)	9%

GAAP Basic EPS	$(0.07)	$0.03	$(0.20)	$0.01
Add: non-cash stock option expense,net of income taxes (2), (3)	0.04	0.04	0.08	0.07
Non-GAAP Basic EPS	(0.04)	0.06	(0.12)	0.08

GAAP Diluted EPS	$(0.07)	$0.03	$(0.20)	$0.01
Add: non-cash stock option expense,net of income taxes (2), (3)	0.04	0.03	0.08	0.07
Non-GAAP Diluted EPS	(0.04)	0.06	(0.12)	0.08

Weighted average basic shares Outstanding (GAAP and as adjusted)	45,554,849	44,662,246	45,129,802	44,817,599
Weighted average diluted shares Outstanding (GAAP and as adjusted)	45,554,849	45,886,221	45,129,802	45,651,066

Footnotes:
(1)	Represents non-cash, stock-based compensation charges as follows:

	Three Months Ended June 30,		Six Months Ended June 30,
	2010	2009	2010	2009

Cost of revenues - Product	$7,009	$7,009	$13,941	$13,941
Cost of revenues – Support and service	290,145	393,475	610,091	752,154
Research and development costs	760,358	802,006	1,800,330	1,467,821
Selling and marketing	875,947	803,154	1,896,716	1,693,472
General and administrative	336,886	309,999	651,592	543,369

Total non-cash stock-based compensation expense	$2,270,345	$2,315,643	$4,972,670	$4,470,757

(2)
Represents the effects of non-cash stock-based compensation expense recognized in accordance with the FASB Accounting Standards Codification, Topic 718, for the three and six months ended June 30, 2010 and 2009, net of related income tax effects.

(3)	The provision for income taxes is adjusted to reflect the Company’s estimated non-GAAP tax rate of approximately 39% it expects to achieve for the remainder of fiscal 2010.